Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-291117 on Form S-3 and Registration Statement Nos. 333-256466, 333-239707, and 333-239224 on Form S-8 of our reports dated March 2, 2026, relating to the consolidated financial statements of CECO Environmental Corp. and subsidiaries (“CECO”) and the effectiveness of CECO’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CECO for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 2, 2026